EXHIBIT 99.1

News Release

Contacts:	Media - Alan H. McCoy, Vice President, Government and Public Relations (513) 425-2826 Investors – Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Fourth-Quarter and Full-Year 2006 Results

MIDDLETOWN, OH, January 23, 2007 – AK Steel (NYSE: AKS) today reported 2006 fourth-quarter adjusted income before income taxes of $34.5 million. This adjusted income number excludes a “corridor” charge of $133.2 million for non-cash actuarial losses related to the company’s retiree health care benefit plans, and results from the company’s unique benefit plan accounting requirements. Including the corridor charge, the company recorded a net loss of $49.3 million, or $0.45 per common share, for the 2006 fourth-quarter, compared to a net loss of $41.5 million, or $0.38 per share, in the 2005 fourth-quarter.

Net sales for the fourth quarter of 2006 were a record $1,582.2 million, on shipments of 1,520,100 tons. The company said that its average selling price for the fourth quarter of 2006 was a record $1,041 per ton, a 21% increase from the year-ago period. AK Steel said that its adjusted operating profit for the 2006 fourth-quarter, excluding the corridor charge, was $51.3 million, or $34 per ton, compared to adjusted operating profit of $83.5 million, or $52 per ton for the 2005 fourth-quarter, which excludes corridor, asset impairment and curtailment charges. Including the charges, the company reported an operating loss of $81.9 million and $49.2 million in the 2006 and 2005 fourth-quarters, respectively. The following schedule reflects the reconciliation of the Non-GAAP quarterly financial measures discussed within this news release:

	Three Months Ended December 31,
(Dollars in millions)	2006	2005
Reconciliation to operating profit (loss)
Adjusted operating profit (excluding items below)	$51.3	$83.5
Other postretirement benefit corridor charge	(133.2)	(54.2)
Asset impairment charges	—	(65.6)
Curtailment charge	—	(12.9)

Operating loss	$(81.9)	$(49.2)

Reconciliation to net income (loss)
Adjusted income before income taxes (excluding items below)	$34.5	$65.1
Other postretirement benefit corridor charge	(133.2)	(54.2)
Asset impairment charges	—	(65.6)
Curtailment charge	—	(12.9)

Loss before income taxes	(98.7)	(67.6)
Income tax benefit	49.4	27.6
Cumulative effect of accounting change, net of tax	—	(1.5)

Net loss	$(49.3)	$(41.5)

Reconciliation to operating profit (loss) per ton
Adjusted operating profit per ton (excluding items below)	$34	$52
Other postretirement benefit corridor charge	(88)	(34)
Asset impairment charges	—	(41)
Curtailment charge	—	(8)

Operating loss per ton	$(54)	$(31)

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Full-Year Results

For the full 2006 year, AK Steel had adjusted income before income taxes of $145.9 million. The adjusted income excludes the fourth-quarter corridor charge previously discussed and $15.8 million of one-time charges in the third quarter related to the implementation of new labor agreements at the company’s Butler (PA) and Zanesville (OH) plants. In 2005, the company had adjusted income before income taxes of $170.7 million, which excluded a fourth-quarter retiree health care corridor charge, as well as pension curtailment and asset impairment charges. Including the charges, AK Steel reported net income of $12.0 million, or $0.11 per share, for 2006, compared to a net loss of $2.3 million, or $0.02 per share, for 2005.

Net sales for 2006 were a record $6,069.0 million on shipments of 6,168,600 tons, compared to revenues of $5,647.4 million and shipments of 6,418,200 tons for 2005. AK Steel’s average selling price in 2006 rose to a record $984 per ton, a 12% increase over its 2005 average of $879 per ton.

Excluding the charges noted above, the company had adjusted operating profit for 2006 of $214.6 million, equal to $35 per ton, compared to its 2005 adjusted operating profit of $245.8 million, or $38 per ton. Including those charges for both years, 2006 operating profit was $65.6 million, or $11 per ton for 2006, compared to 2005 operating profit of $113.1 million, or $18 per ton. AK Steel said that it ended 2006 with a cash balance of $519.4 million. The following schedule reflects the reconciliation of the Non-GAAP financial measures discussed above:

	Twelve Months Ended December 31,
(Dollars in millions)	2006	2005
Reconciliation to operating profit (loss)
Adjusted operating profit (excluding items below)	$214.6	$245.8
Other postretirement benefit corridor charge	(133.2)	(54.2)
Asset impairment charges	—	(65.6)
Curtailment charge	—	(12.9)
Costs associated with new Butler and Zanesville labor agreements	(15.8)	—

Operating profit (loss)	$65.6	$113.1

Reconciliation to net income (loss)
Adjusted income before income taxes (excluding items below)	$145.9	$170.7
Other postretirement benefit corridor charge	(133.2)	(54.2)
Asset impairment charges	—	(65.6)
Curtailment charge	—	(12.9)
Costs associated with new Butler and Zanesville labor agreements	(15.8)	—

Income (loss) before income taxes	(3.1)	38.0
Income tax benefit (provision)	20.8	(38.8)
State tax law change impact	(5.7)	—
Cumulative effect of accounting change, net of tax	—	(1.5)

Net income (loss)	$12.0	$(2.3)

Reconciliation to operating profit per ton
Adjusted operating profit per ton (excluding items below)	$35	$38
Other postretirement benefit corridor charge	(22)	(8)
Costs associated with Butler and Zanesville labor agreements	(2)	—
Asset impairment charges	—	(10)
Curtailment charge	—	(2)

Operating profit per ton	$11	$18

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2006 - AK Steel’s Defining Year

“2006 was a defining year for AK Steel, a year in which we had to significantly improve our competitiveness in order to keep moving toward our ultimate goal of sustained profitability,” said James L. Wainscott, chairman, president and CEO. “I am pleased to report that our employees responded to that challenge in every way, with record performances across the board.”

First-Quarter 2007 Outlook

AK Steel said it expects shipments in the first quarter of 2007 to be comparable to the 2006 fourth-quarter level. The company anticipates that its first-quarter 2007 average per-ton selling prices will be 4% to 5% higher than in the fourth quarter of 2006. The higher per-ton selling prices are expected to be partially offset by higher raw material costs, compared to fourth-quarter 2006 levels. The company said it expects to generate an operating profit in the first quarter of 2007 of between $60 and $65 per ton.

Safe Harbor Statement

The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

AK Steel

AK Steel, headquartered in Middletown, Ohio, produces flat-rolled carbon, stainless and electrical steels, as well as tubular steel products for customers in the automotive, appliance, construction and manufacturing markets. Additional information about AK Steel is available on the company’s web site at www.aksteel.com.

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AK Steel Holding Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Shipments (000 tons)	1,520.1	1,600.2	6,168.6	6,418.2
Selling price per ton	$1,041	$860	$984	$879

Net sales	$1,582.2	$1,377.0	$6,069.0	$5,647.4

Cost of products sold	1,432.1	1,194.1	5,452.7	4,996.8
Selling and administrative expenses	52.4	52.1	207.7	208.4
Depreciation	46.4	47.3	194.0	196.4
Other postretirement benefit corridor charge	133.2	54.2	133.2	54.2
Unusual items	—	78.5	15.8	78.5

Total operating costs	1,664.1	1,426.2	6,003.4	5,534.3

Operating profit (loss)	(81.9)	(49.2)	65.6	113.1

Interest expense	22.6	21.8	89.1	86.8
Other income	5.8	3.4	20.4	11.7

Income (loss) before income taxes	(98.7)	(67.6)	(3.1)	38.0

Income tax provision due to state tax law changes	—	—	5.7	32.6
Income tax provision (benefit)	(49.4)	(27.6)	(20.8)	6.2

Income (loss) before cumulative effect of accounting change	(49.3)	(40.0)	12.0	(0.8)

Cumulative effect of accounting change, net of tax	—	(1.5)	—	(1.5)

Net income (loss)	$(49.3)	$(41.5)	$12.0	$(2.3)

Basic and diluted earnings per share:
Income (loss) before income taxes	$(0.90)	$(0.62)	$(0.03)	$0.35
Provision (benefit) for income taxes	(0.45)	(0.25)	(0.14)	0.36

Income (loss) from continuing operations	(0.45)	(0.37)	0.11	(0.01)
Cumulative effect of accounting change	—	(0.01)	—	(0.01)

Net income (loss)	$(0.45)	$(0.38)	$0.11	$(0.02)

Weighted average shares outstanding:
Basic	110.0	109.8	109.9	109.7
Diluted	110.0	109.8	110.5	109.7

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AK Steel Holding Corporation

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

	(Unaudited) December 31, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$519.4	$519.6
Accounts and notes receivables, net	696.8	570.0
Inventories, net	857.6	808.4
Other current assets	473.7	348.4

Total Current Assets	2,547.5	2,246.4

Property, plant and equipment	5,021.5	4,985.6
Accumulated depreciation	(2,888.1)	(2,728.1)

Property, plant and equipment, net	2,133.4	2,257.5
Other	836.7	984.0

Total Assets	$5,517.6	$5,487.9

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$567.1	$450.0
Other accruals	207.4	216.4
Pension & other postretirement benefit obligations	157.0	237.0

Total Current Liabilities	931.5	903.4

Long-term debt	1,115.2	1,114.9
Pension & other postretirement benefit obligations	2,927.6	3,115.6
Other liabilities	126.3	133.5

Total Liabilities	5,100.6	5,267.4

Shareholders’ Equity
Common stock - 2006; authorized 200,000,000 shares of $0.01 par value each; 119,025,234 shares issued; 110,324,847 shares outstanding	1.2	1.2
Additional paid-in capital	1,841.4	1,832.1
Treasury stock - 2006; 8,700,387 shares at cost	(124.4)	(123.6)
Accumulated deficit	(1,296.1)	(1,308.1)
Accumulated other comprehensive loss	(5.1)	(181.1)

Total Shareholders’ Equity	417.0	220.5

Total Liabilities and Shareholders’ Equity	$5,517.6	$5,487.9

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AK Steel Holding Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in millions)

	Twelve Months Ended December 31,
	2006	2005
Cash Flow From Operating Activities:
Net income	$12.0	$(2.3)
Depreciation	194.0	196.4
Amortization	9.7	8.5
Deferred taxes	(11.3)	25.4
Contributions to the pension trust	(209.0)	(150.0)
Pension and other postretirement benefit expense in excess of payments	11.0	59.8
Other postretirement benefit fourth quarter corridor charge	133.2	54.2
Asset impairment charges	—	65.6
Curtailment charge and costs associated with new labor agreements	15.8	12.9
Cumulative effect of accounting change	—	1.5
Working capital	(79.0)	(3.4)
Other	(8.2)	11.4

Net Cash Flow From Operating Activities	68.2	280.0

Cash Flow From Investing Activities:
Capital investments	(76.2)	(173.8)
Proceeds from draw on restricted funds for emission control expenditures	8.5	33.6
Proceeds from sale or liquidation of assets and investments	6.5	1.2
Restricted cash to collateralize letter of credit	(12.6)	—
Other	0.2	1.2

Net Cash Flow From Investing Activities	(73.6)	(137.8)

Cash Flow From Financing Activities:
Proceeds from exercise of stock options	3.3	3.1
Purchase of treasury stock	(0.9)	(0.6)
Other	2.8	(2.2)

Net Cash Flow From Financing Activities	5.2	0.3

Net Increase (Decrease) in Cash	(0.2)	142.5

Cash and Cash Equivalents, Beginning	519.6	377.1

Cash and Cash Equivalents, Ending	$519.4	$519.6

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AK Steel Holding Corporation

(Unaudited)

Steel Shipments

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Tons Shipped by Product (000’s)
Stainless/Electrical	287.7	238.6	1,093.9	993.8
Coated	600.0	792.4	2,706.7	3,155.8
Cold Rolled	309.8	308.1	1,066.4	1,193.7
Tubular	37.3	41.8	169.9	175.0

Subtotal Value-added Shipments	1,234.8	1,380.9	5,036.9	5,518.3

Hot Rolled	217.5	157.9	861.5	654.5
Secondary	67.8	61.4	270.2	245.4

Subtotal Non Value-added Shipments	285.3	219.3	1,131.7	899.9

Total Shipments	1,520.1	1,600.2	6,168.6	6,418.2

Shipments by Product (%)
Stainless/Electrical	18.9%	14.9%	17.7%	15.5%
Coated	39.5%	49.5%	43.9%	49.2%
Cold Rolled	20.4%	19.3%	17.3%	18.6%
Tubular	2.4%	2.6%	2.8%	2.7%

Subtotal Value-added Shipments	81.2%	86.3%	81.7%	86.0%

Hot Rolled	14.3%	9.9%	14.0%	10.2%
Secondary	4.5%	3.8%	4.3%	3.8%

Subtotal Non Value-added Shipments	18.8%	13.7%	18.3%	14.0%

Total Shipments	100.0%	100.0%	100.0%	100.0%

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